UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 22, 2014
(December 22, 2014)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Amended and Restated PNMR Term Loan Agreement

On December 22, 2014, PNM Resources, Inc. (“PNMR”) entered into a $100 million Second Amended and Restated Term Loan Agreement (the “PNMR Second Amended and Restated Term Loan Agreement”) among PNMR, the lenders identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent. The PNMR Second Amended and Restated Term Loan Agreement amends and restates the $100 million Amended and Restated Term Loan Agreement, entered into on December 27, 2013 (“PNMR Term Loan Agreement”), among PNMR and the lender parties (JPMorgan Chase Bank, N.A. and MUFG Union Bank, N.A.), and JPMorgan Chase Bank, N.A., as Administrative Agent. A copy of the PNMR Term Loan Agreement, which had a maturity date of December 26, 2014, was filed by PNMR as an exhibit to its Form 8-K on December 27, 2013. The PNMR Second Amended and Restated Term Loan Agreement is effective as of December 22, 2014, and has a maturity date of December 21, 2015.

PNMR must pay interest on its borrowing under the PNMR Second Amended and Restated Term Loan Agreement from time to time following funding and must repay all amounts on or before the maturity date.

The PNMR Second Amended and Restated Term Loan Agreement includes customary covenants, including requirements to not exceed a maximum consolidated debt-to-consolidated capitalization ratio. The PNMR Second Amended and Restated Term Loan Agreement also includes customary events of default. The PNMR Second Amended and Restated Term Loan Agreement has a cross default provision and a change of control provision. If an event of default occurs, the Administrative Agent thereunder may, or upon the request and direction of the lenders holding a specified percentage of the loans shall, declare the obligations outstanding under the PNMR Second Amended and Restated Term Loan Agreement to be due and payable. Such acceleration will occur automatically in the event of an insolvency or bankruptcy default.

The description of the PNMR Second Amended and Restated Term Loan Agreement is not complete and is qualified in its entirety by reference to the entire PNMR Second Amended and Restated Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

JPMorgan Chase Bank, N.A. and MUFG Union Bank, N.A., and their respective affiliates, perform normal banking (including as lenders under other facilities) and investment banking and advisory services from time to time for PNMR and its affiliates, for which they receive customary fees and expenses.

New PNM Term Loan Agreement

In addition, on December 22, 2014, Public Service Company of New Mexico (“PNM”), a wholly-owned subsidiary of PNMR, entered into a new multi-draw term loan facility. The $125 million Term Loan Agreement (the “PNM Term Loan Agreement”) between PNM and JPMorgan Chase Bank, N.A., as Lender and Administrative Agent, is effective as of December 22, 2014, and has a maturity date of June 21, 2016.

PNM must pay interest on its borrowing under the PNM Term Loan Agreement from time to time following funding and must repay all amounts on or before the maturity date.

The PNM Term Loan Agreement includes customary covenants, including requirements to not exceed a maximum consolidated debt-to-consolidated capitalization ratio. The PNM Term Loan Agreement also includes customary events of default. The PNM Term Loan Agreement has a cross default provision and a change of control provision. If an event of default occurs, the administrative agent thereunder may, or upon the request and direction of the lenders holding a specified percentage of loans shall, declare the obligations outstanding under the PNM Term Loan Agreement to be due and payable. Such acceleration will occur automatically in the event of an insolvency or bankruptcy default.

The description of the PNM Term Loan Agreement is not complete and is qualified in its entirety by reference to the entire PNM Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

JPMorgan Chase Bank, N.A. and its affiliates perform normal banking (including as lender under other facilities) and investment banking and advisory services from time to time for PNM and its affiliates, for which they receive customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amended and Restated Term Loan Agreement, dated as of December 22, 2014, among PNM Resources, Inc., the lenders identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent
10.2	Term Loan Agreement, dated as of December 22, 2014, between Public Service Company of New Mexico and JPMorgan Chase Bank, as Lender and Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: December 22, 2014	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)